Exhibit 10.1

Execution Version

$550,000,000

B&G Foods, Inc.

8.000 % Senior Secured Notes due 2028

PURCHASE AGREEMENT

September 12, 2023

Barclays Capital Inc.

As Representative of the several

Initial Purchasers named in Schedule I attached hereto

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

B&G Foods, Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to Barclays Capital Inc. (“Barclays”) and the other several initial purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom Barclays is acting as representative (in such capacity, the “Representative”), $550,000,000 in aggregate principal amount of its 8.000% Senior Secured Notes due 2028 (the “Notes”). The Notes will (i) have terms and provisions that are summarized in the Pricing Disclosure Package and the Offering Memorandum (each as defined below), and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among the Company, the Guarantors (as defined below) and the Bank of New York Mellon, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”). The Company’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be irrevocably and unconditionally guaranteed (the “Guarantees”) by the guarantors listed in Schedule II hereto (together the “Guarantors”). As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

To secure their respective obligations under the Indenture, the Notes and the Guarantees, the Company and/or the Guarantors, as applicable, will enter into, on September 26, 2023 (the “Closing Date”), the security agreements, pledge agreements, collateral assignments, joinders or other grants or transfers, or other customary secured transaction documentation (together with any ancillary documentation required in order to give effect to the foregoing security documentation, each a “Security Document”) with respect to the collateral (the “Collateral”) described in the Pricing Disclosure Package and the Offering Memorandum (each as defined herein), and will benefit from, and be subject to the provisions of the intercreditor agreement (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Intercreditor Agreement”) between, Barclays Bank PLC, as collateral agent under the Credit Agreement (as defined herein), the Collateral Agent, the Company and the Guarantors.

The Company intends to use the net proceeds of the Notes together with cash on hand to (i) redeem a portion of its outstanding 5.25% senior notes due 2025 and (ii) to pay related fees and expenses.

Concurrently with or prior to the issuance and sale of the Notes, the Company intends on entering into that certain Seventh Amendment to Credit Agreement (the “Amendment”), by and among the Company, the Guarantors, Barclays Bank PLC, and the lenders party thereto, which amends that certain Amended and Restated Credit Agreement, dated as of October 2, 2015 (as amended by the Amendment, the “Credit Agreement”) by and among the Company, Barclays Bank PLC, as administrative and collateral agent, and the lenders and financial institutions party thereto from time to time.

1.            Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act. The Company and the Guarantors have prepared a preliminary offering memorandum, dated September 12, 2023 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule III (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and an offering memorandum, dated September 12, 2023 (the “Offering Memorandum”), setting forth information regarding the Company, the Guarantors, the Notes, the Guarantees and the Collateral. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule IV(A) hereto are collectively referred to as the “Pricing Disclosure Package”. The Company and the Guarantors hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 3:45 p.m. (New York City time) on the date of this Agreement.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K (the “Annual Report”) and all documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be with respect to any date or period subsequent to the period covered in such Form 10-K. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.

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You have advised the Company that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Rule 144A”) (each a “QIB”), and (ii) to certain persons who are not U.S. Persons that are outside the United Sates (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons are referred to in this agreement as “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S. As used herein, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (i) and (ii) are referred to herein as “Eligible Purchasers”. Pursuant to the terms of the Notes and the Indenture, Eligible Purchasers may only resell or otherwise transfer such Notes if such Notes are hereafter registered under the Securities Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A or Regulation S).

2.            Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent, warrant and agree as follows:

(a)            When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(b)            Assuming the accuracy of your representations and warranties in Section 3(b), the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.

(c)            No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (“Regulation D”) (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, the Guarantors, any of their respective affiliates or any of their respective representatives (other than you, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Notes.

(d)            No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Company, the Guarantors or any of their respective representatives (other than you, as to whom the Company and the Guarantors make no representation) with respect to Notes sold outside the United States to Non-U.S. Persons, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than you, as to whom the Company and the Guarantors make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

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(e)            Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of (i) its respective date (or in the case of the Pricing Disclosure Package, as of the Applicable Time) and (ii) the Closing Date, contains all the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

(f)             Neither the Company, any Guarantor nor any other person acting on behalf of the Company or any Guarantor has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(g)            The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors is contemplated.

(h)            The Offering Memorandum will not, as of its date or as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(i)             The Pricing Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(j)             The Company has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representative; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is listed on Schedule IV.

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(k)            Each Free Writing Offering Document listed in Schedule IV(B) hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Free Writing Offering Document listed in Schedule IV(B) hereto in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(l)             The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not, and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m)           The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a material adverse effect on (A) the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (B) the ability of the Company to enter into and perform any of its obligations under, or to consummate any of the transactions contemplated in, this Agreement (collectively, a “ Material Adverse Effect”).

(n)            Each subsidiary of the Company (including each of the Guarantors), (i) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate, limited liability company or partnership, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum and (ii) is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (other than with respect to (i) above, each of the Guarantors) where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Offering Memorandum, all of the outstanding shares of capital stock of or other equity interests in each subsidiary of the Company has been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through other subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of or other equity interests in any subsidiaries of the Company were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary or any other person or entity.

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(o)            The Company has an authorized and outstanding capitalization as set forth under the heading “Capitalization” in each of the Pricing Disclosure Package and the Offering Memorandum as of the date or dates set forth therein, and all of the issued shares of capital stock or other ownership interest of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)            The Company and each Guarantor have all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, deliver and perform their respective obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and the Guarantors, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee and the Collateral Agent, will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). No qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture will conform to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(q)            The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions. The Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(r)            Each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and when the Indenture is duly executed and delivered by the Guarantors in accordance with its terms and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions. The Guarantees will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

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(s)            The Company and each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Intercreditor Agreement. The Intercreditor Agreement has been duly authorized by the Company and each of the Guarantors, and, upon execution and delivery by the Company and the Guarantors, and, assuming due authorization, execution and delivery by the Collateral Agent and other parties thereto, will constitute a valid and binding agreement of the Company and the Guarantors.

(t)            The Company and each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Security Documents. Each of the Security Documents has been duly authorized by the Company and Guarantors, to the extent a party thereto, and, each of the Security Documents, when executed and delivered by the Company and the Guarantors, to the extent a party thereto, will (assuming the due authorization, execution and delivery in accordance with its terms by each of the other parties thereto) constitute a legal, valid and binding agreement of the Company and the Guarantor, as applicable, enforceable against each of the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions. The Security Documents, as applicable, when executed and delivered in connection with the sale of the Notes, will create in favor of the Collateral Agent for the benefit of itself, the Trustee and the holders of the Notes, valid and enforceable (except as the enforcement thereof may be limited by the Enforceability Exceptions) security interests in and liens on the Collateral and, upon the filing, recordation or registration of appropriate Uniform Commercial Code financing statements or analogous documents, obtaining of control (as defined in the Uniform Commercial Code) and/or the taking of the other actions, in each case as further described in the Indenture, Security Documents and Intercreditor Agreement, the security interests in and liens on the rights of the Company and the Guarantors in such Collateral will be perfected security interests and liens (to the extent that such security interests and liens can be perfected by the filing of Uniform Commercial Code financing statements or obtaining control or such other actions), superior to and prior to the liens of all third persons other than (i) “Permitted Liens” (as contemplated by the Indenture) and (ii) such liens, encumbrances and defects as are described in the Pricing Disclosure Package and the Offering Memorandum.

(u)            The Company and each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

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(v)            None of the Company, the Guarantors nor any of the Company’s subsidiaries are (i) in violation of its charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Guarantors or any of the Company’s subsidiaries are a party or by which any of them may be bound or to which any of the properties, assets or operations of the Company, the Guarantors or any of the Company’s subsidiaries are subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body (including, without limitation, the United States Food and Drug Administration the (“FDA”)), administrative agency or other authority, body or agency having jurisdiction over the Company, the Guarantors or any of the Company’s subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The issuance and sale of the Notes and the Guarantees, the execution, delivery and performance by the Company and the Guarantors of the Notes, the Guarantees, the Indenture, the Intercreditor Agreement, the Security Documents and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company, the Guarantors or any of the Company’s subsidiaries pursuant to, the Agreements and Instruments (other than the security interests granted and reaffirmed in favor of the Collateral Agent, for the benefit of itself and the holders of the Notes, pursuant to the Security Documents and except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company, the Guarantors or any of the Company’s subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company, the Guarantors or any of the Company’s subsidiaries.

(w)            No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the Company’s and the Guarantors’ due authorization, execution and delivery of, or performance of its obligations under, this Agreement or for the issue and sale of the Notes and the Guarantees, the execution, delivery and performance by the Company and the Guarantors of the Notes, the Guarantees, the Indenture, the Intercreditor Agreement, the Security Documents and this Agreement to the extent a party thereto, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers, each of which has been obtained and is in full force and effect and (ii) filings of the Uniform Commercial Code financing statements, Security Documents and other similar filings required for the perfection of the security interests in the Collateral.

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(x)            The financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respect the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y)            The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

(z)            The Company, its subsidiaries and the Company’s board of directors (the “Board”) are in compliance with the Sarbanes-Oxley Act of 2002 and all the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley”), and all applicable rules of the NYSE (the “Exchange Rules”). The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with Sarbanes-Oxley, the Exchange Act, the Securities Act, the rules and regulations of the Commission and the Exchange Rules and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and (vi) the interactive data in eXtensible Business Reporting Language incorporated by reference in Pricing Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the Exchange Rules. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, (1) a significant deficiency, (2) a material weakness, (3) a change in Internal Controls that has materially affected, or is reasonably likely to materially affect, the Internal Controls, (4) fraud involving management or other employees who have a significant role in Internal Controls, (5) any violation of, or failure to comply with Sarbanes-Oxley, the Securities Act, the Exchange Act, the rules and regulations of the Trust Indenture Act, the rules and regulations of the Commission, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the Exchange Rules, or (6) any other matter involving Internal Controls, except, in the case of (1) and (6), as would not reasonably be expected to have a Material Adverse Effect.

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(aa)         Except as stated in or contemplated by the Pricing Disclosure Package and the Offering Memorandum, since the respective dates as of which information is given in the Pricing Disclosure Package and the Offering Memorandum, (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition, financial or otherwise, results of operations, business, properties or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (iii) there has been no material adverse change in the capital stock, or material increase in short-term indebtedness or long-term indebtedness, or material decrease in net current assets or net assets of the Company and its subsidiaries.

(bb)         Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company and its subsidiaries have good and marketable title to all real property and good and valid title to all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would, singly or in the aggregate, result in a Material Adverse Effect, and, except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would, singly or in the aggregate, have a Material Adverse Effect.

(cc)         The Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses, permits and other approvals or authorizations of governmental or regulatory authorities, including, without limitation, the FDA (collectively, “Governmental Licenses”), as are necessary to the conduct of the business now conducted or proposed in the Pricing Disclosure Package and the Offering Memorandum to be conducted by them, except as would not, singly or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, if determined adversely to the Company or any of its subsidiaries, would, singly or in the aggregate, have a Material Adverse Effect.

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(dd)         The Company and its subsidiaries own, possess, license or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property”) necessary to conduct the business now operated by them, or presently employed by them, except as would not, singly or in the aggregate, have a Material Adverse Effect; and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, singly or in the aggregate, have a Material Adverse Effect.

(ee)         There are no pending actions, suits or proceedings (including any inquiries or, to the knowledge of the Company and the Guarantors, investigations by any Governmental Entity) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, singly or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company and the Guarantors to perform their respective obligations under this Agreement, the Indenture, the Notes, the Guarantees, the Intercreditor Agreement, the Security Documents to the extent a party thereto or the consummation of any of the transactions contemplated hereby and thereby; and no such actions, suits or proceedings (including any inquiries or investigations by any Governmental Entity) are, to the knowledge of the Company and the Guarantors, threatened or contemplated.

(ff)           Except as described in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, singly or in the aggregate, have a Material Adverse Effect; and neither are the Company nor the Guarantors are aware of any pending investigation which might lead to such a claim.

(gg)         The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the Pricing Disclosure Package and the Offering Memorandum, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, singly or in the aggregate, result in a Material Adverse Effect.

(hh)         None of the Company, the Guarantors or any of their respective subsidiaries is required, and upon the issuance and sale of the Notes as contemplated herein and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum, and will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

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(ii)            Neither the Company nor any affiliate of the Company has taken, nor will the Company or any such affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Notes.

(jj)           Neither the Company nor any of its subsidiaries, nor, any director or officer, or to the knowledge of the Company and the Guarantors, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee of a government or state-owned or -controlled entity from corporate funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee. The Company and its subsidiaries and affiliates have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened.

(ll)           Neither the Company nor any of its subsidiaries nor, any director or officer, or to the knowledge of the Company and the Guarantors, any agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) organized or resident in any country that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-Ukrainian government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person or entity, or in any country or territory, that at the time of such financing or facilitation is the subject or target of Sanctions. The Company, the Guarantors and its subsidiaries have not to their knowledge engaged in for the past five years, are not now to their knowledge engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

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(mm)         No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any Guarantor, is imminent, which could, singly or in the aggregate, result in a Material Adverse Effect.

(nn)         None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(oo)          The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; and neither the Company, nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(pp)         The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Notes without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”).

(qq)         No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package and the Offering Memorandum.

(rr)           Any third-party statistical and market-related data included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ss)         There are no persons with registration rights or other similar rights to have any securities registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Pricing Disclosure Package and the Offering Memorandum and have been waived.

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(tt)           Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Guarantors is not less than the total amount required to pay the probable liabilities of the Company and the Guarantors on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) each of the Company and the Guarantors is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Notes as contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, the Company and the Guarantors are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature, (iv) the Company and the Guarantors are not engaged in, or about to engage in, any business or transaction, and are not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged, and (v) neither the Company nor any Guarantor is a defendant in any civil action that would result in a judgment that the Company or such Guarantor is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(uu)         Neither the Company nor any of its subsidiaries are a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(vv)         The statements set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes and the Guarantees and under the captions “Certain U.S. Federal Income Tax Considerations,” “Description of Other Indebtedness,” and “Plan of Distribution”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(ww)         (i) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

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(xx)            No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Pricing Disclosure Package, the Offering Memorandum or any “road show” (as defined in Rule 433 under the Securities Act) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or such Guarantor, jointly and severally, as to matters covered thereby, to each Initial Purchaser.

3.            Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.(a)

(a)            The Company and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.252% of the principal amount thereof, plus accrued interest from the Closing Date to the date of payment, if any, the total principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b)            Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company and the Guarantors, on the basis of the representations, warranties and agreements of the Company and the Guarantors, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iii) will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 99.502% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

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(c)            The Initial Purchasers have not, and prior to the later of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule IV hereto, (iii) the Free Writing Offering Documents listed on Schedule IV hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to, or that contains the preliminary or final terms of, the Notes or their offering and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

Each of the Initial Purchasers understands that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

4.            Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Latham & Watkins LLP, at 9:00 A.M., New York City time, on the Closing Date. The place of closing for the sale of the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging on the business day next preceding the Closing Date.

5.            Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, agree with each of the Initial Purchasers as follows:

(a)            The Company and the Guarantors will furnish to the Initial Purchasers, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b)            The Company and the Guarantors will prepare the Offering Memorandum in a form approved by the Initial Purchasers and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

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(c)            The Company and each of the Guarantors consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(d)            If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or any of the Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company and the Guarantors will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e)            None of the Company nor any Guarantor will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representative, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representative and, if requested by the Representative, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f)            The Company and each of the Guarantors will promptly take such actions as the Initial Purchasers may, from time to time, reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

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(g)            For a period commencing on the date hereof and ending on the 90th day after the date of the Offering Memorandum, the Company and the Guarantors agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Company or the Guarantors substantially similar to the Notes or securities convertible into or exchangeable for such debt securities of the Company or the Guarantors, or sell or grant options, rights or warrants with respect to such debt securities of the Company or the Guarantors or securities convertible into or exchangeable for such debt securities of the Company and the Guarantors, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such debt securities of the Company or the Guarantors, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities of the Company or the Guarantors or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of debt securities of the Company or the Guarantors substantially similar to the Notes or securities convertible, exercisable or exchangeable into debt securities of the Company or the Guarantors, or (iv) publicly announce an offering of any debt securities of the Company or the Guarantors substantially similar to the Notes or securities convertible or exchangeable into such debt securities, in each case without the prior written consent of Barclays, on behalf of the Initial Purchasers. For the avoidance of doubt, nothing contained in this Section 5(g) shall prohibit or in any way restrict, or be deemed to prohibit or in any way restrict, the issuance of the Notes pursuant to this Agreement or the issuance of any Additional Notes of the same series in accordance with the terms of the Indenture.

(h)            So long as any of the Notes are outstanding, the Company and the Guarantors will, at their expense, furnish to the Initial Purchasers, and, upon request, furnish to the holders of the Notes and prospective purchasers of the Notes, the information required by Rule 144A(d)(4) under the Securities Act (if any). In addition, the Company and the Guarantors agree that, at any time (a) when and to the extent that Rule 15c2-11 under the Exchange Act applies to the Notes; and (b) the Company is not subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, and there is no publicly available information concerning the Company and the Guarantors which satisfies the requirements of Rule 15c2-11(b) (in each case as determined in good faith by the Company), the Company and the Guarantors will use reasonable effort to make publicly available (within the meaning of Rule 15c2-11(e)) information consistent with Rule 15c2-11(b) by disseminating such information through any method or manner that complies with Rule 15c2-11 as then applicable to the Notes. In making any determination that the Company’s publicly available information is consistent with Rule 15c2-11(b), the Company may rely on any no-action letters or guidance issued by the Commission or the Commission staff indicating that the staff will not recommend enforcement action, including such reliance by the Company in the event that information described in Rule 144A(d)(4) under the Securities Act may be made available for the purpose of satisfying certain conditions of Rule 15c2-11(b).

(i)             The Company and the Guarantors will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

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(j)             The Company, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Notes.

(k)            The Company and the Guarantors will use their best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(l)             Each of the Company and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company, the Guarantors or any of their respective affiliates and resold in a transaction registered under the Securities Act.

(m)           The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

(n)            In connection with any offer or sale of the Notes, the Company and the Guarantors will not engage, and will cause their respective affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Company and the Guarantors make no covenant) not to engage (i) in any form of general solicitation or general advertising within the meaning of Regulation D or any public offering within the meaning of Section 4(a)(2) of the Securities Act in connection with any offer or sale of the Notes and/or (ii) in any directed selling effort with respect to the Notes within the meaning of Regulation S under the Securities Act, and to comply with the offering restrictions requirement of Regulation S of the Securities Act.

(o)            The Company and the Guarantors agree to comply with all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(p)            The Company and the Guarantors will take all actions that are (i) required or necessary to be performed by them under this Agreement prior to the Closing Date, and (ii) required or necessary to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Notes.

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6.            Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors, jointly and severally, agree, to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s and the Guarantors’ accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Intercreditor Agreement, the Security Documents and all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (c) the issuance and delivery by the Company of the Notes, the issuance and delivery by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchasers may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) the approval of the Notes by DTC for “book-entry” transfer (including fees and expenses of counsel for the Initial Purchasers); (h) the rating of the Notes; (i) the obligations of the Trustee and the Collateral Agent, any agent of the Trustee and the Collateral Agent, respectively, and the counsels for each of the Trustee and the Collateral Agent in connection with the Indenture, the Notes, the Intercreditor Agreement, the Security Documents and the Guarantees; (j) all fees and expenses relating to the creation, perfection and documentation of the security interests in the Collateral contemplated by the Security Documents and the Intercreditor Agreement, including, without limitation, all UCC filing fees and intellectual property filing fees, incurred in connection with the negotiation and creation of such Security Documents and such Intercreditor Agreement (including, to the extent related thereto, the reasonable fees and expenses of Latham & Watkins LLP, as counsel for the Initial Purchasers); (k) the performance by the Company and the Guarantors of their other obligations under this Agreement; and (l) all travel expenses (including expenses related to chartered aircraft) of each Initial Purchaser and the Company’s officers and employees and any other expenses of each Initial Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Notes, and expenses associated with any electronic road show.

7.            Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)            The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Pricing Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel to the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.

(b)            All corporate or other proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Indenture, the Intercreditor Agreement, the Security Documents, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

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(c)            Each of Dechert LLP, Willkie Farr & Gallagher LLP and Ice Miller LLP shall have furnished to the Initial Purchasers their written opinions, and Dechert LLP shall have furnished to the Initial Purchasers their negative assurance letter, as counsel to the Company and the applicable Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(d)            The Initial Purchasers shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions and negative assurance letter, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(e)            At the time of execution of this Agreement, the Initial Purchasers shall have received from KPMG LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f)            With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Initial Purchasers a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

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(g)            Except as described in the Pricing Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto), (i) neither the Company, any Guarantor nor any of their respective subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any change, or any development or event involving a prospective change, in the condition, financial or otherwise, results of operations, business, properties or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (ii) since such date, there shall not have been any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, any Guarantor or any of their respective subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of Barclays, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(h)            The Company and each Guarantor shall have furnished or caused to be furnished to the Initial Purchasers dated as of the Closing Date a certificate of the Chief Executive Officer and Chief Financial Officer of the Company and each Guarantor, or other officers satisfactory to the Initial Purchasers, as to such matters as the Representative may reasonably request, including, without limitation, a statement:

(i)            That the representations, warranties and agreements of the Company and the Guarantors in Section 2 are true and correct on and as of the Closing Date, and that each of the Company and the Guarantors has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)          That they have examined the Pricing Disclosure Package and the Offering Memorandum, and that in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Offering Memorandum; and

(iii)         To the effect of Section 7(g) (provided that no representation with respect to the judgment of the Representative need be made) and Section 7(i).

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(i)            Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) a downgrade in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Section 15E under the Exchange Act, or (ii) a public announcement by such organization that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(j)            The Notes shall be eligible for clearance and settlement through DTC.

(k)            The Company, the Guarantors, the Trustee and the Collateral Agent shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company, the Guarantors, the Trustee and the Collateral Agent.

(l)            The Security Documents and the Intercreditor Agreement to be executed in accordance with the terms of the Indenture shall have been entered into by the parties thereto, and the Initial Purchasers shall have received a copy of each of the duly executed Security Documents and Intercreditor Agreement.

(m)            Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of pandemics or terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, either within or outside the United States, in each case, as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Representative, could materially and adversely affect the financial markets or the markets for the Notes and other debt securities.

(n)            On or prior to the Closing Date, the Amendment shall be in full force and effect.

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(o)            On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8.            Indemnification and Contribution.

(a)            The Company and each Guarantor, hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any (A) Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) Blue Sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) materials or information provided to investors by, or with the approval of, the Company or any Guarantor in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantors may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person of that Initial Purchaser.

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(b)            Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any (A) Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) Blue Sky Application, or (C) Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraphs (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under paragraphs (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8, if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons (and in the case of the Initial Purchasers, their affiliates) shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnified party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons (and in the case of the Initial Purchasers, their affiliates), on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

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(d)            If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Notes exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

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(e)            The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge and agree that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in the first through fifth sentence of the seventh paragraph (concerning short sales, stabilizing transactions and purchases to cover positions created by short sales) and in the third sentence of the eleventh paragraph (concerning market-making activities) of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company or any Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials.

9.            Defaulting Initial Purchasers.

(a)            If, on the Closing Date, any Initial Purchaser defaults on its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase the Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that, in the opinion of counsel for the Company or counsel for the Initial Purchasers, may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes. For all purposes in this Agreement, unless the context requires otherwise, the term “Initial Purchaser” includes any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed, but subsequently failed, to purchase.

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(b)            If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that they agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c)            If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by such Initial Purchaser’s default.

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10.            Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(g), (i) or (m) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

11.            Reimbursement of Initial Purchasers’ Expenses. If (a) the Company for any reason fails to tender the Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers decline to purchase the Notes for any reason permitted under this Agreement, the Company and the Guarantors shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

12.            Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)            if to any Initial Purchasers, shall be sent by hand delivery, mail, overnight courier or facsimile transmission to:

Barclays Capital Inc. 745 Seventh Avenue New York, NY 10019 Attention: Syndicate Registration Facsimile: (646) 834-8133

with a copy to:

Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Attention: Peter M. Labonski and Keith L. Halverstam Facsimile: (212) 751-4864
and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation:

Barclays Capital Inc. 745 Seventh Avenue New York, NY 10019 Attention: Office of the General Counsel

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(b)            if to the Company or any Guarantor, shall be sent by mail, telex, overnight courier or facsimile transmission to:

B&G Foods, Inc.
Four Gatehall Drive
Parsippany, NJ 07054
Attention: Scott E. Lerner, Executive Vice President, General Counsel and Secretary
Facsimile: (973) 630-6550

with a copy to:

Dechert LLP Circa Centre, 2929 Arch Street Philadelphia, PA 19104 Attention: Stephen M. Leitzell Fax: (215) 655-2621

  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Barclays Capital Inc.

13.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of affiliates, directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

15.            Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

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16.            Governing Law & Venue. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law). The Company, each of the Guarantors and each of the Initial Purchasers agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

17.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any of the Initial Purchasers that are a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any of the Initial Purchasers that are a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For the purposes of this Section 17, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.            Waiver of Jury Trial. The Company, the Guarantors, and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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19.            No Fiduciary Duty. The Company and the Guarantors acknowledge and agree that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (a) no fiduciary or agency relationship exists between the Company, any Guarantor and any other person, on the one hand, and the Initial Purchasers, on the other hand; (b) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company or the Guarantors, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Company and the Guarantors shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company and the Guarantors; and (e) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Guarantors hereby waive any claims that the Company and the Guarantors may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Notes.

20.            Counterparts and Electronic Signatures. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication) and, if executed in more than one counterpart, each of the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.            Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing correctly sets forth the agreement among the Company, the Guarantors, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

B&G Foods, Inc.

By	/s/ Bruce C. Wacha
	Name:	Bruce C. Wacha
	Title:	Executive Vice President of Finance and Chief Financial Officer

B&G Foods North America, Inc.
B&G Foods Snacks, Inc.
Bear Creek Country Kitchens, LLC,
Clabber Girl Corporation
Spartan Foods of America, Inc.
Victoria Fine Foods, LLC
William Underwood Company

By	/s/ Bruce C. Wacha
	Name:	Bruce C. Wacha
	Title:	Executive Vice President of Finance and Chief Financial Officer

[Signature Page to Purchase Agreement]

Accepted:

Barclays Capital Inc.

For itself and behalf of the several Initial Purchasers listed in Schedule 1 hereto.

By:	/s/ Regina Tarone
	Name:	Regina Tarone
	Title:	Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Principal
Amount of
Notes
to be
Initial Purchasers	Purchased
Barclays Capital Inc.	$92,125,000
Deutsche Bank Securities Inc.	88,000,000
BofA Securities, Inc.	65,312,500
RBC Capital Markets, LLC	65,312,500
BMO Capital Markets Corp.	46,750,000
Citigroup Global Markets, Inc.	46,750,000
Goldman Sachs & Co. LLC	46,750,000
J.P. Morgan Securities LLC	46,750,000
Citizens JMP Securities, LLC	13,750,000
Rabo Securities USA, Inc.	13,750,000
TD Securities (USA) LLC	13,750,000
Capital One Securities, Inc.	11,000,000
Total	$550,000,000

Schedule II

LIST OF GUARANTORS

Delaware

B&G Foods North America, Inc.

B&G Foods Snacks, Inc.

Bear Creek Country Kitchens, LLC,

Spartan Foods of America, Inc.

Victoria Fine Foods, LLC

Indiana

Clabber Girl Corporation

Massachusetts

William Underwood Company

Schedule III

PRICING term sheet

[Attached]

Pricing Term Sheet

Dated September 12, 2023

8.000% Senior Secured Notes due 2028

The information in this pricing term sheet supplements the preliminary offering memorandum, dated September 12, 2023 (the “Preliminary Offering Memorandum”), and supplements and supersedes the information in the Preliminary Offering Memorandum to the extent supplementary to or inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum and should be read together with the Preliminary Offering Memorandum. Terms used but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

The aggregate offering size of $550,000,000 represents an increase of $50,000,000 from the amount offered under the Preliminary Offering Memorandum. The Issuer intends to use the additional proceeds for general corporate purposes, which may include, among other things, repayment of long-term debt.

Issuer:	B&G Foods, Inc.

Securities Title:	8.000% Senior Secured Notes due 2028 (the “notes”)

Principal Amount:	$550,000,000

Gross Proceeds:	$547,261,000

Distribution:	144A and Regulation S (no registration rights)

Maturity Date:	September 15, 2028

Interest Rate:	8.000%

Interest Payment Dates:	March 15 and September 15, commencing on March 15, 2024

Record Dates:	March 1 and September 1 of each year

Issue Price:	99.502%

Yield to Maturity:	8.125%

Spread to Treasury Benchmark:	370 basis points

Benchmark Treasury:	4.375% UST due August 31, 2028

Ratings:*	B1 (Moody’s) / B+ (S&P)

Trade Date:	September 12, 2023

Settlement Date:**	September 26, 2023 (T+10)

CUSIP Numbers:	144A: 05508W AC9 Reg. S: U07409 AC6

ISIN Numbers:	144A: US05508WAC91 Reg. S: USU07409AC68

Denominations:	$2,000 and multiples of $1,000 in excess thereof

Joint Book-Running Managers:

Barclays Capital Inc.

Deutsche Bank Securities Inc.

BofA Securities, Inc.

RBC Capital Markets, LLC

BMO Capital Markets Corp.

Citigroup Global Markets, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Co-Managers:	Citizens JMP Securities, LLC Rabo Securities USA, Inc. TD Securities (USA) LLC Capital One Securities, Inc.

Redemption at the Issuer’s Option:

At any time prior to September 15, 2025, the Issuer may on one or more occasions redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount of the notes redeemed plus a “make-whole” premium of T+50 basis points and accrued and unpaid interest up to (but not including) the redemption date, on the notes to be redeemed.

Further, at any time prior to September 15, 2025, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of notes issued under the indenture (including Additional Notes), at a redemption price equal to 108.000% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), in an amount not to exceed the net cash proceeds of certain equity offerings of the Issuer.

On or after September 15, 2025, the Issuer may on any one or more occasions redeem all or a part of the notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2025	104.000%
2026	102.000%
2027 and thereafter	100.000%

Change in Offering Size	The aggregate principal amount of notes expected to be issued in the offering is hereby increased from $500,000,000 to $550,000,000. The information in the Preliminary Offering Memorandum (including, but not limited to, the information in the sections entitled “Summary,” “Risk Factors,” “Use of Proceeds,” “Capitalization,” “Description of Notes,” and “Plan of Distribution”) is deemed to have changed to the extent affected by the change set forth above.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** The Issuer expects that delivery of the notes will be made against payment therefor on or about September 26, 2023, which will be the tenth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to the second business day before delivery will be required, by virtue of the fact that the notes initially will settle T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on any date prior to the second business day before delivery should consult their own advisors.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The notes have not been registered under the Securities Act, or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the notes only (1) to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

SCHEDULE IV

A.            None.

B.            None.